  EXHIBIT 99.1

Airborne Wireless Network Announces Closing of $8,000,000 Public Offering of Units Consisting of Convertible Preferred Stock and Warrants

SIMI VALLEY, May 29, 2018 /PRNewswire/ -- Airborne Wireless Network (“Airborne Wireless” or the “Company”) (OTCQB: ABWN) today announced the closing of its previously announced public offering of units consisting of convertible preferred stock and related warrants, for gross proceeds of $8,000,000, which excludes underwriting discounts and commissions and offering expenses payable by Airborne Wireless.

The offering was comprised of 8,000 units, priced at a public offering price of $1,000 per unit. Each unit consists of one share of Series A Convertible Preferred Stock (the “Preferred Stock”), with a stated value of $1,150, and one Series 1 Warrant, one Series 2 Warrant and one Series 3 Warrant, each to purchase one share of Preferred Stock (the “Warrants”). The Warrants have an initial exercise price of $1,000 per share of Preferred Stock, and expire on the three-month, six-month, and twelve-month anniversary of the original issuance date, respectively.

The Preferred Stock is convertible into shares of the Company’s common stock at a conversion price equal to the lesser of (a) $0.71, subject to certain adjustments, or (b) 82.5% of the lowest volume weighted average price of the Company’s common stock during the five trading days ending on, and including, the date of the notice of conversion.

Maxim Group LLC acted as sole book-running manager for the offering.

The securities were offered pursuant to a registration statement on Form S-1, which was declared effective by the United States Securities and Exchange Commission ("SEC") on May 23, 2018.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

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About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking commercial aircraft in flight. It is projected that each aircraft participating in the network will act as an airborne repeater or router, sending and receiving broadband signals from one aircraft to the next and creating a digital information superhighway in the sky. The Company intends the network to be a high-speed broadband internet pipeline to improve coverage and connectivity. The Company does not intend to provide retail customer coverage to end users but, instead, act as a wholesale carrier with target customers, such as internet service providers and telephone companies.

Currently, the world's connectivity is achieved by use of undersea cables, ground-based fiber and satellites. The Company believes that the Company's airborne digital highway may be a solution to fill the world's connectivity void. The Company's network, once developed, should provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, in addition to connectivity to commercial and private aircraft in flight.

For further information see: www.airbornewirelessnetwork.com

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements regarding the anticipated closing of the offering and the amount and use of proceeds expected from the offering. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with Airborne Wireless Network’s ability to satisfy certain conditions to closing this offering on a timely basis or at all, as well as general economic and market factors, among others discussed in the “Risk Factors” section of the final prospectus relating to this offering and in our most recent periodic reports filed with the SEC, including our most recent Quarterly Report on Form 10-Q for the period ended February 28, 2018. These forward-looking statements speak only as of the date hereof. Airborne Wireless Network undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Airborne Wireless Network

info@airbornewirelessnetwork.com

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